UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 25, 2018 (January 19, 2018) Date of Report (Date of earliest event reported)

Sonic Foundry, Inc. (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-30407 (Commission File Number)	39-1783372 (IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703 (Address of principal executive offices)	(608) 443-1600 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 19, 2018, following the approval of the Board of Directors, with Mr. Burish abstaining, the Company and Mark Burish entered into a Subscription Agreement (the “Subscription Agreement”) pursuant to which (i) Mr. Burish purchased a 10.75% Convertible Secured Subordinated Promissory Note for $500,000 in cash; and (ii) Mr. Burish agreed to purchase an additional Note for $500,000 in cash, if requested by the Company at any time prior to Sonic Foundry’s 2018 Annual Meeting of Stockholders (each, a “Note”, and collectively, the “Notes”).

No later than the third business day following the approval by the stockholders of the Company of the conversion of the Notes sufficient to comply with rules and regulations of Nasdaq and the Securities and Exchange Commission, the Notes will be automatically convertible into that number of shares of Series A Preferred Stock determined by dividing the total principal and accrued interest due on each Note by $542.13 (the “Conversion Rate”). Principal and accrued and unpaid interest on each Note, if not converted, will be due and payable on September 30, 2019. Interest will accrue at the rate of 10.75% per annum. The Notes are secured by all assets of the Company, and are subordinated to all senior indebtedness.

Prior to obtaining stockholder approval of the conversion, the Company will not issue any shares of Series A Preferred Stock to Mr. Burish upon conversion of the Notes. The Company has agreed to submit a proposal to allow Mr. Burish to convert the Notes into Series A Preferred Stock, and the Series A Preferred Stock into common stock, for approval by its stockholders at its 2018 Annual Meeting.

The foregoing description of the Subscription Agreement and the Notes do not purport to be complete and is subject to, and qualified in its entirety by the full text of the Subscription Agreement and the Form of Notes which are incorporated into this Item 1.01 by reference to Exhibits 10.1 and 10.2 to this report.

Item 5.01 Changes in Control of Registrant

Assuming the purchase of both Notes, the conversion of both Notes into Series A Preferred Stock at the 2018 Annual Meeting of Stockholders, the conversion of all of Mr. Burish’s Series A Preferred Stock into Common Stock, including dividends for one year, current common stock owned and the exercise of all outstanding common stock and warrants, Mr. Burish would have a 25.7% beneficial ownership interest in the Company, and therefore, a “change of control” could be deemed to have occurred

Item 5.03 Amendments to Bylaws

On January 19, 2018, the Company amended Section 2 of Article II of its amended and restated bylaws to provide that the annual meeting of stockholders can be held in any month, which amended the previous bylaw provision requiring the Company to hold its annual meeting of stockholders in March. The foregoing description of the amendment to the Company’s amended and restated bylaws does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Amended and Restated Bylaws, which are incorporated into this Item 5.03 by reference to Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

3.1     Amended and Restated Bylaws, as of January 19, 2018.
10.1    Subscription Agreement between the Company and Mark Burish, dated January 19, 2018.
10.2    Form of 10.75% Convertible Secured Subordinated Promissory Note.

EXHIBIT LIST

3.1     Amended and Restated Bylaws, as of January 19, 2018.
10.1    Subscription Agreement between the Company and Mark Burish, dated January 19, 2018.
10.2    Form of 10.75% Convertible Secured Subordinated Promissory Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

January 25, 2018

By:	/s/ Kenneth A. Minor

By:	Kenneth A. Minor

Title:	Chief Financial Officer